UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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CBOE Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To: All Employee Stockholders
Date: April 11, 2013
RE: Voting Reminder -- Annual Meeting of Stockholders

CBOE Holdings is holding its Annual Meeting of Stockholders (the "Annual Meeting") on May 23, 2013. You should be receiving materials for the Annual Meeting via mail or email. It is important that you cast a vote for all of your shares of CBOE Holdings stock in connection with our Annual Meeting. You may receive more than one proxy card -- it is important that you vote the shares represented on all of your proxy cards.

You may receive proxy cards from:

•	Computershare, representing your unvested restricted stock,

•	Fidelity, for vested shares under the Long-Term Incentive Plan that you have not sold or transferred,

•	Merrill Lynch, if you purchased stock in our IPO through the CBOE Holdings Directed Share Program and have not sold or transferred the shares, and

•	Any broker who manages any other personal accounts from which you purchased CBOE Holdings stock or into which you have transferred stock.

Please follow the voting instructions on each proxy card. In order to vote, you will need to have the control number indicated on your proxy materials. If you do not have a control number, you will need to contact Morrow & Co., LLC, our proxy solicitor, at (800) 245-1502, Fidelity at (800) 544-9354 or your broker.

If you would like to vote online, you may:

•	Go to www.proxyvoting.com/cboe to vote your unvested restricted shares at Computershare.

•	Go to www.proxyvote.com to vote your vested shares at Fidelity.

•	Follow the instructions on where to vote contained in any proxy card you received for any shares in another account.

If you are unsure of whether you have voted shares, call the number on the voting instruction form that you should have received with the proxy materials or contact your broker.

The matters to be voted on at the Annual Meeting, as well as the CBOE Holdings Board's recommendations for voting on the matters, are as follows:

PROPOSAL	RECOMMENDATION
Election of director nominees	FOR
Advisory vote on named executive officer compensation	FOR
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our 2013 fiscal year	FOR

Each vote must be received by 11:59 p.m. EDT on May 22, 2013 to be counted for purposes of the Annual Meeting. For additional information, please refer to the Proxy Statement for the 2013 Annual Meeting. The Proxy Statement can also be accessed on the Investor Relations page of our website at www.cboe.com.